                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D. C. 20549




                                 AMENDMENT NO. 1
                                       TO
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 11, 2002

                                ----------------

                              I-INCUBATOR.COM, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             FLORIDA                 0001044693              59-34425
---------------------------------- -------------------- -------------------
 (State  or  other  jurisdiction     (Commission          (IRS  Employer
       of  incorporation)           File  Number)       Identification  No.)


                    4966 El Camino Real, Los Altos, CA 94022
           ----------------------------------------------------------
             (Address of principal executive offices)     (Zip Code)


        Registrant's telephone number, including area code (650) 969-5000

This amendment to the Current Report on Form 8-K originally dated July 12, 2002, is being filed in order to provide the audited financial information of the Company.


ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS


                          INDEPENDENT AUDITORS' REPORT



To  the  Board  of  Directors
Inclusion,  Inc.
Los  Altos,  California

We have audited the accompanying balance sheets of Inclusion, Inc. as of December 31, 2001 and 2000 and the related statements of operations, changes in stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Inclusion, Inc. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the financial statements, the Company incurred net losses of $2,800,351 and $2,374,544 during the years ended December 31, 2001 and 2000, respectively, and as of December 31, 2001 had a working capital deficiency of $1,508,030 and a stockholder's deficit of $1,492,055. The realization of a major portion of its assets is dependent upon its ability to meet its future financing requirements and the success of future operations. As described more fully in Notes 3 and 12 to the financial statements, the Company is continually searching for additional sources of capital to meet obligations and demands from certain vendor creditors. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustment that might result from this uncertainty.



Salibello  &  Broder  LLP
New  York,  NY
October  16,  2002

                                  BALANCE SHEET

                                                                      DECEMBER 31,
                                                                    2001          2000
                                                                ------------  ------------
ASSETS

Current assets:
  Cash                                                          $    16,714   $     6,808
  Accounts receivable                                                10,428        22,000
  Prepaid expense                                                         -         3,819
                                                                ------------  ------------

       Total current assets                                          27,142        32,627
                                                                ------------  ------------

Property and equipment, net                                           1,602       169,642
                                                                ------------  ------------

Other assets:
  Organization cost, net of accumulated amortization of $7,088
    and $4,907 in 2001 and 2000, respectively                         3,815         5,996
  Security deposit                                                   10,558        10,558
                                                                ------------  ------------

       Total other assets                                            14,373        16,554
                                                                ------------  ------------

       Total assets                                             $    43,117   $   218,823
                                                                ============  ============

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Accounts payable                                              $   876,240   $   375,965
  Accrued compensation and payroll taxes                            374,007       141,732
  Due to related parties                                            121,283             -
  Loans payable - related parties                                   163,642             -
  Convertible notes payable                                               -     1,749,733
                                                                ------------  ------------

       Total current liabilities                                  1,535,172     2,267,430
                                                                ------------  ------------

Commitment and contingency                                                -             -

Stockholders' deficit:
  Preferred stock, no par value; 31,335,528 shares authorized;
    23,876,019 and 3,972,540 shares issued and outstanding in
    2001 and 2000, respectively                                   4,616,959     1,852,623
   Preferred stock subscribed                                       269,424
  Common stock, no par value; 50,000,000 shares authorized;
    5,380,759 shares issued and outstanding in 2001 and 2000        179,166       179,166
   Common stock subscribed                                          323,143
  Accumulated deficit                                            (6,880,747)   (4,080,396)
                                                                ------------  ------------

       Total stockholders' deficit                               (1,492,055)   (2,048,607)
                                                                ------------  ------------

       Total liabilities and stockholders' deficit              $    43,117   $   218,823
                                                                ============  ============


    The accompanying notes are an integral part of these financial statements

                            STATEMENTS OF OPERATIONS


                                                   YEARS ENDED DECEMBER 31,
                                                   2001               2000
                                             -----------------  -----------------
Revenues                                     $        224,499   $        201,593
                                             -----------------  -----------------

Operating expenses:
  Compensation and payroll taxes                    2,013,218          1,502,002
  Professional fees                                   256,603            358,534
  Office rent                                         140,972            100,814
  Impairment (gain on sale) of fixed assets           105,819               (659)
  Office general                                       91,084             64,753
  Server hosting                                       96,188             88,225
  Depreciation and amortization                        76,485             94,432
  Employee benefits                                    74,401             76,857
  Selling expense                                      40,000              8,822
  Internet service                                     21,878             43,608
  Telephone                                            18,216             42,055
  Consulting fees                                      17,500             15,000
  Travel and entertainment                             17,201            133,271
  Insurance                                            13,115             10,500
  Conference/tradeshows                                 9,051              5,897
  License, permits and other taxes                      8,303              3,154
  Contributions                                         5,550              7,500
  Advertising                                           5,279             10,057
  Relocation                                                -             22,255
                                             -----------------  -----------------

Total operating expenses                            3,010,863          2,587,077
                                             -----------------  -----------------

Loss from operations                               (2,786,364)        (2,385,484)
                                             -----------------  -----------------

Other (expenses) income:
  Rental income                                             -              6,220
  Interest income                                         955              5,150
  Interest expense                                    (14,942)              (430)
                                             -----------------  -----------------

Total other (expenses) income                         (13,987)            10,940
                                             -----------------  -----------------

Net loss                                     $     (2,800,351)  $     (2,374,544)
                                             =================  =================


    The accompanying notes are an integral part of these financial statements


                                        STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                      PREFERRED STOCK                       COMMON STOCK           RECEIVABLE
                                         ------------------------------------- ----------------------------------- ----------
                                           SHARES        AMOUNT     SUBSCRIBED    SHARES     AMOUNT   SUBSCRIBED    OFFICER
                                         -----------  ------------ ----------- ------------ --------- ------------ ----------
BALANCE, DECEMBER 31, 1999                3,621,829   $ 1,802,623   $         -  5,000,000  $135,000  $         -  $(48,104)

Proceeds from issuance of common stock                                             380,759        44,166        44,166

Proceeds from issuance of Series C
   preferred stock                          350,711        50,000             -

Compensation due officer

Net loss - year ended December 31, 2000
                                         -----------  ------------ ----------- ------------ --------- ------------ ----------

BALANCE, DECEMBER 31, 2000                3,972,540     1,852,623             -  5,380,759   179,166            -         -

Series C preferred stock issued for
  professional fees owed                    397,341        50,000

Proceeds from issuance of Series C
  preferred stock                         7,233,109       964,603

Conversion of notes payable to Series C
  preferred stock                        12,273,029     1,749,733

Shares subscribed                                                        269,424    323,143

Net loss - year ended December 31, 2001
                                         -----------  ------------   ----------- ------------ --------- ------------ ----------
BALANCE, DECEMBER 31, 2001               23,876,019   $ 4,616,959    $   269,424   5,380,759  $179,166   $   323,143  $      -
                                         ===========  ============   =========== ============ ========= ============ ==========

                                           RETAINED
                                           DEFICIT        TOTAL
                                         ------------  ------------
BALANCE, DECEMBER 31, 1999               $(1,705,852)  $   183,667

Proceeds from issuance of common stock                      44,166

Proceeds from issuance of Series C
   preferred stock                                          50,000

Compensation due officer                                    48,104

Net loss - year ended December 31, 2000   (2,374,544)   (2,374,544)
                                         ------------  ------------
BALANCE, DECEMBER 31, 2000                (4,080,396)   (2,048,607)

Series C preferred stock issued for
  professional fees owed                                    50,000

Proceeds from issuance of Series C
  preferred stock                                          964,603

Conversion of notes payable to Series C
  preferred stock                                        1,749,733

Shares subscribed                                          592,567

Net loss - year ended December 31, 2001   (2,800,351)   (2,800,351)
                                         ------------  ------------
BALANCE, DECEMBER 31, 2001               $(6,880,747)  $(1,492,055)
                                         ============  ============

    The accompanying notes are an integral part of these financial statements

                            STATEMENTS OF CASH FLOWS

                                                            YEARS ENDED DECEMBER 31,
                                                               2001          2000
                                                           ------------  ------------
OPERATING ACTIVITIES:
  Net loss                                                 $(2,800,351)  $(2,374,544)
    Adjustments to reconcile net loss to cash used in
      operating activities:
      Depreciation and amortization                             76,485        94,432
      Compensation and payroll taxes                                 -        48,104
      Compensation payable in stock                            592,567             -
      Professional fees paid in stock                           50,000
      Impairment of fixed assets                               105,819             -
      Security deposit paid                                          -       (10,558)
      Interest on loans payable - related parties                5,642             -
      Changes in operating assets and liabilities:
        Decrease (increase) in accounts receivable              11,572        (2,720)
        Decrease (increase) prepaid expense                      3,819          (669)
        Increase in accounts payable                           500,275       265,231
        Increase in accrued compensation and expenses          232,275       133,222
                                                           ------------  ------------
            Net cash used in operating activities           (1,221,897)   (1,847,502)
                                                           ------------  ------------

INVESTING ACTIVITIES:
  Purchase of property and equipment and net cash used in
    investing activities                                       (12,083)      (69,609)
                                                           ------------  ------------

FINANCING ACTIVITIES:
  Proceeds from loan payable - related parties                 158,000             -
  Advances from related parties                                121,283             -
  Proceeds from convertible notes payable                            -     1,449,733
  Proceeds from issuance of Series C preferred stock           964,603        50,000
  Proceeds from issuance of common stock                             -        44,166
                                                           ------------  ------------
            Net cash provided by financing activities        1,243,886     1,543,899
                                                           ------------  ------------

INCREASE (DECREASE) IN CASH                                      9,906      (373,212)

CASH, BEGINNING                                                  6,808       380,020
                                                           ------------  ------------

CASH, ENDING                                               $    16,714   $     6,808
                                                           ============  ============

    The accompanying notes are an integral part of these financial statements

SUPPLEMENTAL  DISCLOSURES  OF  CASH  FLOW  INFORMATION:

During the year ended December 31, 2001 and 2000, the Company paid interest of $289 and $430, respectively.

SUPPLEMENTAL  SCHEDULE  OF  NON-CASH  INVESTING  AND  FINANCING  ACTIVITIES:

The  Company  entered  into  the  following  non-cash  transactions:

During the year ended December 31, 2001, certain employees elected to be paid their accrued compensation with preferred and common stock. The amount of accrued compensation subscribed to preferred stock and common stock totaled $269,424 and $323,143, respectively.

During the year ended December 31, 2001, professional fees in the amount of $50,000 were paid with the issuance of 397,341 shares of Series C preferred stock.

During the year ended December 31, 2001, convertible notes payable in the amount of $1,749,733 were converted to 12,273,029 shares of Series C preferred stock.

During the year ended December 31, 2000, the Company incurred compensation and benefits expense to an officer/shareholder in the amount of $48,104. The amount reduced the note receivable due from this officer/shareholder for the same amount.

                          NOTES TO FINANCIAL STATEMENTS


1.     ORGANIZATION

Inclusion, Inc. ("the Company" or "Inclusion"), was incorporated in the State of California on June 24, 1997. The Company provides technology software, engineering and consulting services to their customers to improve their effectiveness. Inclusion software provides enterprise WEB solutions which exchange knowledge, its engineering service integrate disparate IT applications, and its consultants use the technology to enhance business strategies and streamline business decision-making.

2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

USE  OF  ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

CASH  AND  CASH  EQUIVALENTS

For purposes of the statements of cash flows, the Company considers amount in bank and all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

CARRYING  VALUES

The Company reviews the carrying values of its long-lived and identifiable intangible assets for possible impairment. Whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable, the Company will reduce the carrying value of the assets and charge operations in the period the impairment occurs.

PROPERTY  AND  EQUIPMENT/DEPRECIATION

Property and equipment are recorded at cost. Minor additions and renewals are expensed in the year incurred. Major additions and renewals are capitalized and depreciated over their estimated useful lives. Depreciation is calculated using the accelerated and straight-line methods over 3 to 7 years.

Expenditures for repairs and maintenance are charged to expense as incurred. When depreciable assets are sold, retired or impaired, the cost and related accumulated depreciation are written off the books and the resulting gain or loss is credited or charged to income, respectively.

REVENUE  RECOGNITION

During the year ended December 31, 2001 and 2000, the Company generated revenues from development fees, services and set-up charges to customers which is recognized at the point services have been performed. The Company also offered product directly to customers through a hosting service on a monthly subscription basis. Hosting revenue from sales to end-users is recognized on a pay-as-you-go basis.

REVENUE  RECOGNITION  (CONTINUED)

The Company follows the revenue recognition principles described in Statement of Position (SOP) 97-2, Software Revenue Recognition, as amended by SOP 98-9. The Company intends on licensing its products to end user customers and value-added resellers. Software license revenue from sales to end users will generally be recognized upon receipt of a signed contract or purchase order and delivery of the software, provided that the related fee is fixed and determinable, collectibility is probable and vendor-specific objective evidence for all undelivered elements has been established.

ADVERTISING

The Company expenses advertising as incurred. Advertising expenses for the years ended December 31, 2001 and 2000, were $5,279 and $10,057, respectively.

INCOME  TAXES

The Company utilizes Statement of Financial Standards SFAS No. 109, "Accounting for Income Taxes", which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years for the temporary differences between the tax basis of assets and liabilities and their financial reporting basis at the end of each period based on enacted tax laws and statutory tax rates applicable to the periods in which the temporary differences are expected to affect taxable income. These items include deferred compensation and net operating loss carryforwards to reduce future federal, state and local taxes. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The deferred tax assets at December 31, 2001 and 2000 are entirely offset by a valuation allowance as management believes sufficient uncertainty exist regarding the realization of the aforementioned items.

STOCK  COMPENSATION

Stock-based compensation is recognized using the intrinsic value method prescribed in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock and is amortized over the vesting period. The Company has adopted the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation, which requires the Company to disclose the pro forma effects on earnings and earnings per share as if SFAS No. 123 had been adopted.

All transactions with other than employees, in which goods or services are the consideration received for the issuance of stock is accounted for based on the fair value of the consideration received or the fair value of the stock, whichever is more reliably measurable.

FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments" requires the disclosure of the fair value of financial instruments. The Company's management, using available market information and other valuation methods, has determined the estimated fair value amounts. However, considerable judgment is required to interpret market data in developing estimates of fair value. The Company's management has determined that the carrying values of assets and liabilities approximate fair value because of the short-term maturity of these instruments.

3.     GOING  CONCERN  MATTERS

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the financial statements, the Company incurred net losses of $2,800,351 and $2,374,544 during the years ended December 31, 2001 and 2000, respectively, and as of December 31, 2001, had a working capital deficiency of $1,508,030, and a stockholders' deficit of $1,492,055. The realization of a major portion of our assets is dependent upon our ability to meet future financing requirements and the success of future operations. The Company is continually searching for additional source of capital to meet obligations and demands from certain vendor creditors. The factors noted above raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

4.     PROPERTY  AND  EQUIPMENT

Property  and  equipment  consists  of  the  following:

                                       DECEMBER 31,
                                    2001       2000
                                  --------  ----------
Computer hardware                 $ 5,565   $ 301,687
Computer software                       -      11,007
Furniture and fixtures                  -       2,060
                                  --------  ----------
                                    5,565     314,754
  Less: Accumulated depreciation   (3,963)   (145,112)
                                  --------  ----------

                                  $ 1,602   $ 169,642
                                  ========  ==========

Depreciation expense for the years ended December 31, 2001 and 2000 totaled $74,304 and $92,251, respectively. At December 31, 2001, the Company completed an impairment review and determined that the carrying value of the equipment was not recoverable and accordingly recorded an impairment loss of $105,819 in order to write-down the related equipment to fair value. The company determined the amount of the impairment loss by estimating the net present value of expected future cash flows to be generated by the assets, as the equipment is no longer being utilized and management has determined that it would not be cost effective to refurbish such equipment for resale purposes.


5.     DEFERRED  INCOME  TAXES

No provisions for income taxes has been recorded for the years ended December 31, 2001 and 2000 because the Company incurred losses in both years.

As of December 31, 2001 and 2000, the Company has cumulative carry-forward losses for income tax purposes of approximately $6,900,000 and $4,100,000, respectively, that may be offset against future taxable income which will begin to expire in the years 2017 through 2021. Due to the uncertainty regarding the Company's ability to obtain additional sources of capital to meet obligations and the success of future operations, management has not recognized any future income tax benefits that may arise from the utilization of the loss carry-forward.

                                                December 31,
                                                ------------
                                              2001         2000
                                         -------------   -------------
Deferred  tax  assets  arising
  from net operating losses              $  2,361,000     $1,620,000
Deferred  compensation                        364,000              -
Less:  Valuation  allowance                (2,725,000)    (1,620,000)
                                         -------------   -------------

Net  deferred  tax  assets               $          -     $       -
                                         =============   =============

6.     LOANS  PAYABLE  AND  DUE  TO  RELATED  PARTIES

During the year ended December 31, 2001, the Company borrowed $125,000 from a former employee and $33,000 from an officer/shareholder as bridge loans to complete the Series C Preferred Stock transactions. The loans are past due and bear interest at 6% per annum. The amount of accrued interest at December 31, 2001 totaled $5,642. As described in Note 8, the former employee filed a claim against the Company for its default under the loan agreement relating to the $125,000 loan. Additionally, for the year ended December 31, 2001, the Company received certain advances from related parties amounting to $121,283.

7.     CONVERTIBLE  NOTES  PAYABLE

During the year ended December 31, 2000, the Company received funds from its convertible notes and warrant purchase agreements. The notes bear interest at 6.6% per annum and are automatically convertible to Series C Preferred Stock under certain conditions. During the year ended December 31, 2001, all of the notes and accrued interest totaling $1,749,733 was converted to 12,273,029 shares of Series C preferred stock.

8.     COMMITMENT  AND  CONTINGENCY

LEASE  COMMITMENT

The Company leases it office facilities under a non-cancelable operating lease which expires in June 2005. The entity that owns the office building is owned by one of the shareholders of the Company.

In addition, the lease requires the Company to pay for its percentage share of real estate taxes and property expenses. The future minimum annual rentals are as follows:


Year  ending  December  31,
---------------------------
              2002                          $  129,652
              2003                             134,838
              2004                             140,232
              2005                              59,382
                                           -------------
                                            $  464,104
                                           =============

Rent expense for the years ended December 31, 2001 and 2000 totaled $140,972 and $100,814, respectively.

LITIGATION

On May 22, 2002, a former employee of the Company filed a complaint for breach of contract, unpaid wages, breach of the implied covenant of good faith and fair dealing, breach of fiduciary duty and fraud against the Company, i-Incubator.com, Inc. and officers of the Company. While management currently believes that the ultimate outcome of this complaint will not have a material adverse effect on the financial position or overall trends in results of operations of the Company, potential litigation is subject to inherent uncertainties. Were an unfavorable ruling to occur, there exist the possibility of a material adverse impact on the net income of the period in which the ruling occurs. At December 31, 2001, the Company estimated and recorded the potential impact for this legal proceeding in the financial statements, however this amount could change in the future.

9.     STOCKHOLDERS'  EQUITY

PREFERRED  STOCK

The following table summarizes the Company's preferred stock at December 31, 2001 and 2000.


                      2001                            2000
-------------------------------------------  -----------------------
         SHARES      ISSUED AND               ISSUED AND
SERIES  AUTHORIZED  OUTSTANDING    AMOUNT    OUTSTANDING    AMOUNT
------  ----------  -----------  ----------  -----------  ----------
A        1,845,777    1,803,647  $  802,623    1,803,647  $  802,623
B        1,818,182    1,818,182   1,000,000    1,818,182   1,000,000
C       27,671,569   20,254,190   2,814,336      350,711      50,000
        ----------  -----------  ----------  -----------  ----------
        31,335,528   23,876,019  $4,616,959    3,972,540  $1,852,623
        ==========  ===========  ==========  ===========  ==========

The  rights,  preferences  and privileges of the Preferred stock are as follows:

DIVIDENDS

The holders of outstanding preferred stock are entitled to receive non-cumulative dividends prior to any declaration or payment of dividends on the common stock at an annual rate of $0.05 per share for Series A, $0.06 per share for Series B and $0.01584 per share for Series C Preferred Stock, when and as declared by the Board of Directors.

LIQUIDATION

In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, including a merger, acquisition of assets where the beneficial owners of the Company's common stock and convertible preferred stock own less than 50% of the resulting voting power of the surviving entity, the holders of preferred stock are entitled to a distribution in preference to common shareholders in the amount of $0.445 per share of Series A, $0.55 per share of Series B, $0.144 per share of Series C, plus all declared but unpaid dividends.

CONVERSION

Each share of preferred stock is convertible, at the option of the holder, into the number of fully paid and non-assessable shares of common stock which results from dividing the original issue price per share by the conversion price per share in effect for the preferred stock at the time of conversion. The original issue price and initial conversion price for Series A is $0.445 per share, Series B is $0.55 per share and Series C is $0.144 per share. The initial conversion price is subject to adjustment, as defined. Upon conversion, all declared but unpaid dividends on the preferred stock are payable in cash or in shares of common stock, at the Company's election, and the share of common stock is valued at the fair market value at the time of conversion, as determined in good faith by the Board of Directors.

Each share of preferred stock is automatically convertible into common stock upon the earlier of (i) immediately prior to the closing of a firm underwritten public offering of at least $25,000,000 in the aggregate, or (ii) the date specified by written consent or agreement of a majority holder of the then outstanding shares of preferred stock.

VOTING

Each shareholder of preferred stock is entitled to vote on an "as converted" basis along with common shareholders.

10.     WARRANTS

As  of  December  31,  2001,  outstanding  warrants  are  as  follows:

                                                   SHARES TO      PRICE PER          EXPIRATION
DATE ISSUED                  DESCRIPTION            SUBSCRIBE        SHARE             DATE
-----------------  ------------------------------- ------------- ------------   ------------------
April  29,  1998    Warrants  to  Purchase Series
                         A  Preferred  Stock        42,130          $0.445          April 28, 2003

December 29, 2000   Warrants  to  Purchase  Series
                         C  Preferred  Stock        4,756,759       $0.144         December 28, 2005


11.     STOCK  OPTION  PLAN

In 1998, the Company adopted the 1998 Stock Option Plan and through December 31, 2001 and 2000, reserved 9,900,000 shares, respectively, of common stock for issuance to employees, directors and consultants of the Company.

Under the Stock Option Plan, eligible individuals may be granted incentive options or non-statutory options. The exercise price of incentive stock options granted under the Stock Option Plan must be at least equal to the fair market value of the common stock on the date of grant. The exercise price of non-statutory options granted under the Stock Option Plan must be not less than 85% of the fair market value of the common stock on the grant. In addition, incentive and non-qualified options may be granted to persons owning more than 10% of the voting power of all classes of stock, at a price no lower than 110% of the fair market value at the date of grant as determined by the Board of Directors. The Board also has the authority to set the term of the options (no longer than ten years from the date of grant). Options granted generally vest at the rate of 25% one year from the date of grant, and 1/36 each month thereafter. Stock options are exercisable for three months after the optionee ceases to be employed. Upon death or disability, the options are exercisable for one year.

Activity  under  the  plan  is  as  follows:

                                  OPTIONS                      WEIGHTED
                                AVAILABLE FOR    OPTIONS        AVERAGE
                                    GRANT      OUTSTANDING   EXERCISE PRICE
                                ------------  ------------  --------------
Shares authorized:                9,900,000
  Options granted                (2,575,300)    2,575,300             0.12
  Options returned and expired      104,800      (104,800)
  Options exercised                       -    (1,087,500)
                                ------------  ------------

  BALANCES, DECEMBER 31, 1999     7,429,500     1,383,000

  Options granted                  (570,913)      570,913             0.12
  Options returned and expired      387,409      (387,409)
  Options exercised                       -      (276,591)
                                ------------  ------------

  BALANCES, DECEMBER 31, 2000     7,245,996     1,289,913

  Options granted               (11,170,611)   11,170,611             0.02
  Options returned and expired    2,844,025    (2,844,025)
  Options exercised                       -             -
                                ------------  ------------

  BALANCES, DECEMBER 31, 2001    (1,080,590)    9,616,499
                                ============  ============

Total  options  at  December  31,  2001  are  comprised  of  the  following:



                                                 OPTIONS CURRENTLY EXERCISABLE
  OPTIONS OUTSTANDING                              WITHOUT RIGHT OF REPURCHASE
-----------------------------------------  ----------------------------------------
                                WEIGHTED
                                AVERAGE      WEIGHTED                    WEIGHTED
                               REMAINING      AVERAGE      NUMBER OF      AVERAGE
EXERCISE          NUMBER      CONTRACTUAL  EXERCISE PRICE   SHARES     EXERCISE PRICE
PRICE          OUTSTANDING       LIFE         PER SHARE   EXERCISABLE    PER SHARE
------------  -------------- ----------- --------------- ------------ ---------------
0.02             9,181,499      9.67        $     0.02            0     $     0.02
0.12               435,000      8.00        $     0.12      196,563     $     0.12
               -----------                               -----------
0.02 - $0.12    9,616,499       9.59        $     0.02      196,563     $     0.12
               ===========                               ===========


At December 31, 2001 and 2000, options outstanding that were vested totaled 196,563 and 61,250, respectively. As of December 31, 2001, there were 1,080,590 options granted over the amount available for grant under the Stock Option Plan which may have been subject to shareholders' approval. However, management determined that 2,366,526 outstanding options at December 31, 2001 expired in 2002 and in addition, all outstanding options were waived on May 15, 2002 in connection with the Company's transaction with i-Incubator, Inc.

12.     SUBSEQUENT  EVENTS

During the first half of calendar year 2002, the Company raised additional financing through the issuance of 1,500,000 shares of common stock at a price of $0.50 per share totaling $750,000 through a private rights offering of common stock. The proceeds were principally used for the reverse acquisition of Incubator and working capital purposes.

On  May  16,  2002,  i-Incubator.com,  Inc.  ("Incubator"),  Inclusion,  Inc.
("Inclusion"), and INQU Acquisition Corporation ("INQU"), entered into an Agreement and Plan of Merger, pursuant to which Inclusion merged with and into INQU. As a result of the Merger, Inclusion became a wholly-owned subsidiary of Incubator. Incubator issued to the stockholders of Inclusion, one share of Incubator's common stock for every fifty shares of Inclusion stock. As a result of the merger and the issuance of stock to Inclusion investors, Inclusion stockholders held a majority interest in the Company. Generally accepted accounting principles require in certain circumstances that a company whose stockholders retain the majority voting interest in the combined business be treated as the acquirer for financial reporting purposes. The acquisition was accounted for as a reverse acquisition whereby Inclusion was deemed to be the "accounting acquirer". Additionally, the officers and directors of Incubator were replaced by individuals from management of Inclusion.

On June 10, 2002, Inclusion acquired the assets of Planet-Intra. com International Ltd. (BVI) ("Planet Intra"), a privately-held software company, for approximately $2.34 million, consisting of the issuance of 4,776,304 shares of Incubator common stock, valued at $0.50 per share. The acquisition was accounted for using the purchase method, with a substantial majority of the purchase price allocated to intangible assets and goodwill.

On August 5, 2002, Inclusion acquired the assets of Flypaper, Inc., a leading enterprise collaboration software and professional services firm. In addition, Flypaper's lead investor, along with other Flypaper investors, made a strategic investment in Inclusion.

On September 3, 2002, the Company entered into a 12% Convertible Note Purchase Agreement for $1,000,000 (the "Note Agreement"). Under this Note Agreement, the Company has drawn net proceeds totaling $282,500 as of September 30, 2002. The notes are due in one year from the date of issue.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        I-Incubator,com,  Inc.
                                        ---------------------------------
                                        (Registrant)


Date:  November  1  ,  2002               /s/  Martin  Nielson
                                        ----------------------------
                                        Martin  Nielson,  Chief  Executive
                                        Officer